UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 14, 2020
ZIONS BANCORPORATION, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States of America	001-12307	87-0189025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One South Main,	Salt Lake City,	Utah	84133
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code (801) 844-7637

(Former name or former address, if changed since last report.)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	ZION	The NASDAQ Stock Market, LLC
Warrants to Purchase Common Stock (expiring May 22, 2020)	ZIONW	The NASDAQ Stock Market, LLC
Depositary Shares each representing a 1/40th ownership interest in a share of:
Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock	ZIONP	The NASDAQ Stock Market, LLC
Series G Fixed/Floating-Rate Non-Cumulative Perpetual Preferred Stock	ZIONO	The NASDAQ Stock Market, LLC
Series H 5.75% Non-Cumulative Perpetual Preferred Stock	ZIONN	The NASDAQ Stock Market, LLC
6.95% Fixed-to-Floating Rate Subordinated Notes due September 15, 2028	ZIONL	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On August 14, 2020, Zions Bancorporation, N.A. (the “Bank”) announced the retirement of Edward P. Schreiber, who has served as the Bank’s Executive Vice President and Chief Risk Officer since 2013. Mr. Schreiber’s retirement will be effective October 1, 2020. He will continue to work with the Bank in a consulting capacity for several months.
(c) Also on August 14, 2020, the Bank announced that Keith D. Maio, 63, has been appointed to succeed Mr. Schreiber as Executive Vice President and Chief Risk Officer upon Mr. Schreiber’s retirement. A copy of the press release announcing Mr. Schreiber’s retirement and Mr. Maio’s appointment is attached to this report as Exhibit 99.1. Mr. Maio has been the Bank’s Executive Vice President and Chief Banking Officer since 2015. Prior to that time, he served as President and Chief Executive Officer of the Bank’s affiliate, National Bank of Arizona.

There is no arrangement or understanding between Mr. Maio and any other person under which he was selected to succeed Mr. Schreiber. He does not have any family relationships with any director, executive officer or person nominated or serving as a director or executive officer of the Bank. Other than his employment relationship, Mr. Maio does not have a direct or indirect material interest in any reportable transaction in which the Bank is a participant. Information about the Bank’s executive compensation, incentive plans, and benefits can be found in the Bank’s Proxy Statement filed with the Securities and Exchange Commission on March 19, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Zions Bancorporation, National Association on August 14, 2020, announcing the retirement of Edward P. Schreiber and the appointment of Keith D. Maio.
104	The cover page from this Current Report on form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2020	ZIONS BANCORPORATION, NATIONAL ASSOCIATION
Registrant

	By:	/s/ Thomas E. Laursen
	Name:	Thomas E. Laursen
	Title:	Executive Vice President & General Counsel